UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

September 7, 2011

HECKMANN CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-33816	26-0287117
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Cherrington Parkway, Suite 200, Coraopolis, Pennsylvania 15108

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code

(412) 329-7275

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CRF 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	Entry Into a Material Definitive Agreement.

On September 7, 2011, Heckmann Corporation (“HEK”), and its current Heckmann Water Resources (HWR) subsidiaries entered into a senior secured U.S. $160 million Credit Agreement (the “Credit Agreement”) with Regions Bank, as administrative and collateral agent, RBS Citizens Bank, N.A. and First National Bank of Pennsylvania, as co-syndication agents, Wells Fargo Bank, National Association, as documentation agent, Regions Capital Markets and RBS Citizens Bank, N.A., as joint lead arrangers and joint book managers and certain other lenders party thereto. The Credit Agreement consists of a $70 million term loan facility and a $90 million revolving credit facility. The Credit Agreement also permits Heckmann to increase borrowings under the revolving credit facility by up to an additional $40 million, for a total aggregate amount of borrowings of $200 million. Each of the term loan and the revolving loan has a four-year maturity date. HEK’s obligations under the Credit Agreement are secured by all of its present and future assets as well as a pledge of all of the capital stock (or ownership interests, as applicable) in HEK’s current and future subsidiaries (other than China Water and Drinks, Inc and its subsidiaries).

Heckmann may use proceeds from future borrowings under the Credit Agreement for: (i) working capital, capital expenditures and general corporate purposes, (ii) to refinance existing indebtedness, (iii) to finance permitted acquisitions and to pay fees, costs and expenses in connection therewith, whether or not consummated and/or (iv) to pay transaction fees, costs and expenses related to the Credit Agreement. The new facility was used in part to repay in full amounts outstanding under an existing Loan Agreement by and among HEK’s subsidiary Heckmann Water Resources (CVR), Inc. (as borrower thereunder), Regions Bank, Regions Equipment Finance Corporation.

The Credit Agreement contains certain customary representations and warranties and affirmative and negative covenants. The Credit Agreement is also subject to customary events of default. If an event of default arises from certain events of bankruptcy or insolvency, all amounts outstanding under the Credit Agreement will become due and payable immediately without further action or notice.

The Credit Agreement is included as Exhibit 10.1 hereto and is incorporated by reference herein. The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of those documents.

ITEM 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference in this Item 2.03.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

10.1	Credit Agreement dated September 7, 2011 by and among, Heckmann Corporation, Heckmann Water Resources Corporation, Heckmann Water Resources (CVR) Inc., HEK Water Solutions, LLC, 1960 Well Services, LLC, Heckmann Water Resources (Excalibur), Inc., as borrowers, Regions Bank, as administrative and collateral agent, RBS Citizens Bank, N.A. and First National Bank of Pennsylvania, as co-syndication agents, Wells Fargo Bank, National Association, as documentation agent, Regions Capital Markets and RBS Citizens Bank, N.A., as joint lead arrangers and joint book managers and certain other lenders party thereto

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HECKMANN CORPORATION

Date: September 7, 2011	By:	/s/ Damian C. Georgino
Damian C. Georgino
Executive Vice President, Corporate Development and Chief Legal Officer